SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

VIASAT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS OF VIASAT, INC.

TO BE HELD ON TUESDAY, JUNE 21, 2022

On May 20, 2022, Viasat, Inc. (“Viasat”) filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with the Share Purchase Agreement (the “Purchase Agreement”) entered into by Viasat with the shareholders of Connect Topco Limited, a private company limited by shares and incorporated in Guernsey (“Inmarsat”), and certain management and employees who hold options and shares of a subsidiary of Inmarsat whose options and shares will be exchanged for shares of Inmarsat prior to closing (collectively, the “Sellers”), to combine Viasat with Inmarsat (the “Transaction”). This is a supplement to the Proxy Statement, which was mailed to Viasat stockholders in connection with the special meeting of Viasat stockholders (the “Special Meeting”) to be held virtually on Tuesday, June 21, 2022 at 8:30 a.m., Pacific Time, to act on proposals related to the Transaction, as disclosed in the Proxy Statement.

Litigation Relating to the Transaction

On May 2, 2022, a stockholder of Viasat brought a purported class action in the Delaware Court of Chancery captioned Best v. Dankberg, et al., C.A. No. 2022-0383. The complaint alleges that the Viasat Board of Directors breached its fiduciary duties by approving a false and misleading proxy statement in connection with the Transaction. On June 1, 2022, the plaintiff filed a motion for preliminary injunction, seeking to enjoin the stockholder vote regarding the issuance of Viasat common stock in connection with the Transaction.

Viasat does not believe that the supplemental disclosures herein are required or necessary under applicable laws. However, in order to minimize the expense of defending against the above-referenced complaint and without admitting any liability or wrongdoing, Viasat is electing to make the supplemental disclosures to the Proxy Statement set forth below in response to the complaint and solely for the purpose of mooting the allegations therein. Viasat denies the allegations of the complaint, and denies any violation of law in connection with the Transaction. Viasat believes that the Proxy Statement disclosed all material information required to be disclosed therein, and denies that the supplemental disclosures are material or are otherwise required to be disclosed. Nothing in the supplemental disclosures should be deemed an admission of legal necessity or materiality of any supplemental disclosures under applicable law.

Supplement to Proxy Statement

The following supplemental disclosures should be reviewed in conjunction with the disclosures in the Proxy Statement, which should be carefully read in its entirety. To the extent information set forth herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement. Any defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The following would replace the last two paragraphs in “Opinion of Our Financial Advisor – General” on page 75 of the Proxy Statement:

In acting as our financial advisor in connection with the Transaction, as compensation for its services in connection with the Transaction, PJT Partners is entitled to receive from us a $4 million opinion fee, which became payable upon the delivery of PJT Partners’ opinion to our Board and is creditable against any transaction fee that becomes payable upon the consummation of the Transaction. Upon the consummation of the Transaction, PJT Partners is entitled to receive a transaction fee of $24 million. In addition, the transaction fee payable to PJT Partners may be increased by an amount of up to $4 million in our sole and absolute discretion. We also agreed to reimburse PJT Partners for certain out-of-pocket expenses and to indemnify PJT Partners for certain liabilities arising out of the performance of such services (including the rendering of PJT Partners’ opinion). No separate or additional fees will be payable to PJT Partners in connection with its role as our capital markets advisor on the Transaction or for its assistance in arranging the committed financing for the Transaction in connection with such role.

In the ordinary course of PJT Partners’ and its affiliates’ businesses, PJT Partners and its affiliates may provide investment banking and other financial services to us, Inmarsat Group, the Sellers or any of our or their respective affiliates and may receive compensation for the rendering of these services. During the two years preceding the date of its opinion, PJT Partners and certain of its affiliates advised us, certain affiliates of Inmarsat Group and certain affiliates of the Sellers, for which PJT Partners and its affiliates received or may in the future receive customary compensation. Such services during such period included: (i) previously advising us, through PJT Camberview, in connection with corporate governance and stockholder engagement matters unrelated to the Transaction; (ii) previously advising Inmarsat (when it was a listed company) in connection with its December 2019 sale to its current owners; and (iii) advising certain affiliates (including certain portfolio companies) of the Sellers in connection with various financial advisory and restructuring services unrelated to the Transaction. PJT Partners described these relationships in a letter dated October 26, 2021, and the Board reviewed those relationships in connection with formalizing PJT Partners’ engagement on November 2, 2021. The fees that PJT Partners received or may receive for any such services are not material (individually or in the aggregate) to PJT Partners and its affiliates.

Additional Information About the Transaction and Where You Can Find It

This communication is being made in respect of the proposed business combination transaction between Viasat and Inmarsat pursuant to the terms of the Purchase Agreement. Viasat has filed the Proxy Statement with the SEC in respect of a stockholder meeting to obtain stockholder approval in connection with the Transaction. The Proxy Statement has been mailed to the stockholders of Viasat as of the record date and contains important information about the Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS THAT ARE (OR MAY BE) FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VIASAT, INMARSAT AND THE TRANSACTION. Investors and stockholders may obtain a free copy of these materials and other documents filed by Viasat with the SEC through the website maintained by the SEC at www.sec.gov. In addition, free copies of these materials are available free of charge through Viasat’s website at https://www.viasat.com.

Participants in the Solicitation

Viasat and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Viasat in connection with the Transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Viasat’s stockholders in connection with the Transaction is set forth in the Proxy Statement that has been filed with the SEC. Additional information regarding these individuals and any direct or indirect interests they may have in the Transaction has also been included in the Proxy Statement filed with the SEC in connection with the Transaction.

Cautionary Statement Regarding Forward-Looking Statements

This supplement contains forward-looking statements regarding future events that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, forecasts and projections about the industries in which Viasat and Inmarsat operate and the beliefs and assumptions of their respective management. Viasat uses words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. In addition, statements that refer to the Transaction, including the closing of the Transaction and timing or satisfaction of regulatory and other closing conditions, and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: risks and uncertainties related to the Transaction, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the risk that any such approval may result in the imposition of conditions that could adversely affect us, the combined company or the expected benefits of the Transaction; the failure to satisfy any of the closing conditions to the Transaction on a timely basis or at all; any adverse impact on the business of Viasat or Inmarsat as a result of uncertainty surrounding the Transaction; the nature, cost and outcome of any legal proceedings related to the Transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement for the Transaction, including in circumstances requiring Viasat to pay a termination fee; the risk that our stock price may decline significantly if the Transaction is not consummated; the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the Transaction; risks that the Transaction disrupts current plans and operations or diverts management’s attention from our ongoing business; the effect of the announcement of the Transaction on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers and others with whom we do business; our ability to successfully integrate Inmarsat operations, technologies and employees; the ability to realize anticipated benefits and synergies of the Transaction, including the expectation of enhancements to our products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the possibility that the Transaction may result in us assuming unexpected liabilities; our ability to operate our business in light of the Transaction and the covenants contained in the Purchase Agreement; the ability to ensure continued performance and market growth of the combined company’s business; changes in the global business environment and economic conditions; the availability and cost of credit; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our or the combined company’s ability to successfully develop, introduce and sell new technologies, products and services; changes in relationships with key customers, suppliers, distributors, resellers and others as a result of the Transaction or otherwise; our and Inmarsat’s reliance on a limited number of third parties to manufacture and supply our respective products; the risk of litigation or regulatory actions to us and/or Inmarsat; inability to retain key personnel; the impact of the COVID-19 pandemic on our or Inmarsat’s business, suppliers, consumers, customers, and employees or the overall economy; our and the combined company’s level of indebtedness and ability to comply with applicable debt covenants; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in Viasat’s SEC filings available at www.sec.gov, including Viasat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, the Proxy Statement and such reports that are subsequently filed with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Viasat undertakes no obligation to update or revise any forward-looking statements for any reason.